UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  April 10, 2013 (April 10, 2013)

Commission file number 1-06155 SPRINGLEAF FINANCE CORPORATION
(Exact name of registrant as specified in its charter)
Indiana	35-0416090
(State of Incorporation)	(I.R.S. Employer Identification No.)
601 N.W. Second Street, Evansville, IN	47708
(Address of principal executive offices)	(Zip Code)
(812) 424-8031
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On April 10, 2013, the Company effected a private securitization transaction in which Springleaf Finance Corporation (the “Company”) caused Fifteenth Street Funding LLC, a special purpose vehicle wholly-owned by the Company, to sell $782.5 million of notes backed by real estate loans (the “Mortgage Loans”) of Springleaf Mortgage Loan Trust 2013-1, with an aggregate unpaid principal balance of approximately $1.02 billion at February 28, 2013, for $782.4 million, after the price discount but before expenses (the “RMBS Transaction”).

Immediately prior to the RMBS Transaction, the Mortgage Loans comprised a portion of the loan receivables pledged as collateral to support the outstanding principal amount under the $3.75 billion Amended and Restated Credit Agreement, dated as of May 10, 2011, among Springleaf Financial Funding Company (the “Borrower”), the Company, the Subsidiary Guarantors party thereto, Bank of America, N.A., and the Other Lenders party thereto, et al (the “Credit Agreement”).  Upon completion of the RMBS Transaction, the Mortgage Loans were released from the pledge under the Credit Agreement, and the Subsidiary Guarantors (as defined in the Credit Agreement) elected not to pledge new loan receivables as collateral to replace all of the Mortgage Loans sold in the RMBS Transaction.  The voluntary reduction of collateral pledged under the Credit Agreement requires the Borrower to make a mandatory prepayment of a portion of the outstanding principal (plus accrued interest).

As a result, the Borrower will, as required under the terms of the Credit Agreement,   make  a mandatory prepayment on April 11, 2013, without penalty or premium,  of $714.9 million of outstanding principal (plus accrued interest) under the Credit Agreement.    The event triggering the mandatory prepayment did not constitute a default under the Credit Agreement.  The Borrower is a wholly-owned subsidiary of the Company.

Following the repayment, the current outstanding principal amount under the Credit Agreement will be approximately $3.035 billion.

A brief description of the Credit Agreement is contained in, and a copy of the Credit Agreement is attached as an exhibit to, the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 11, 2011 and is incorporated herein by this reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPRINGLEAF FINANCE CORPORATION
(Registrant)
Date:	April 10, 2013	By	/s/	Minchung (Macrina) Kgil
Minchung (Macrina) Kgil
Senior Vice President and Chief Financial Officer